                                                                      EXHIBIT 12

                        CABLEVISION SYSTEMS CORPORATION
        COMPUTATION OF RATIO OF DEFICIENCY OF EARNINGS TO FIXED CHARGES
          AND EARNINGS TO FIXED CHARGES AND PREFERRED STOCK DIVIDENDS
                     (FIXED CHARGES COVERAGE DEFICIENCIES)

                                 Three Months Ended
                                     March 31,                           Year Ended December 31,
                               ----------------------  ------------------------------------------------------------
                                  1996        1995        1995        1994        1993         1992         1991
                               ----------  ----------  ----------  ----------  -----------  -----------  ----------
Earnings:
 Loss from continuing
   operations................  $ (76,302)  $ (98,502)  $(317,458)  $(315,151)   ($246,782)   ($250,503)  $(227,199)
Add:
 Fixed charges per (B)
   below.....................     72,011      77,595     322,054     269,627      238,109      199,661     264,039
 Amortization of previously
   capitalized interest......         19          18          74         148          138           74          75
Deduct:
 Interest capitalized
   during period.............         --          --          --          --           --           --          --
 Earnings for computation
   purposes (A)..............  $  (4,272)  $ (20,889)  $   4,670   $ (45,376)  $   (8,535)  $  (50,768)  $  36,915
Fixed Charges:
 Interest on indebtedness,
  expensed or capitalized,
  including amortization of
  debt expense...............     69,697      75,728     313,850     263,299      232,434      194,628     258,794
Portion of rents
 representative of the
  interest factor............      2,314       1,867       8,204       6,328        5,675        5,033       5,245
                               ---------   ---------   ---------   ---------   ----------   ----------   ---------
Fixed charges for
 computation purposes (B)....  $  72,011   $  77,595   $ 322,054   $ 269,627   $  238,109   $  199,661   $ 264,039
                               =========   =========   =========   =========   ==========   ==========   =========
Ratio of earnings to fixed
 charges (A)/(B).............         --          --          --          --           --           --          --
Deficiency of earnings
 available to cover fixed
  charges....................  $ (76,283)  $ (98,484)  $(317,384)  $(315,003)  $ (246,644)  $ (250,429)  $(227,124)
                               =========   =========   =========   =========   ==========   ==========   =========
Preferred stock
 dividends (C)...............  $  24,378   $   2,471   $  20,249   $   6,385   $      885   $      885   $   4,464
                               =========   =========   =========   =========   ==========   ==========   =========
Ratio of earnings to fixed
 charges and preferred
 stock dividends (A)/(B+C)...         --          --          --          --           --           --          --
Deficiency of earnings
 available to cover fixed
  charges and preferred
 stock dividends.............  $(100,661)  $(100,955)  $(337,633)  $(321,388)  $ (247,529)  $ (251,314)  $(231,588)
                               =========   =========   =========   =========   ==========   ==========   =========

                        CABLEVISION SYSTEMS CORPORATION
                       COMPUTATION OF PRO FORMA RATIO OF
                    DEFICIENCY OF EARNINGS TO FIXED CHARGES
                     (FIXED CHARGES COVERAGE DEFICIENCIES)

                                                       Three Months
                                                           Ended          Year Ended
                                                         March 31,    December 31, 1995
                                                       ------------   -----------------
                                                            (Dollar in thousands)

Earnings:
 Loss from continuing operations.....................     $ (72,705)          $(224,135)
Add:
 Fixed charges per (B) below.........................     $  85,951           $ 317,870
 Amortization of previously capitalized interest.....            19                  74
Deduct:
 Interest capitalized during period..................            --                  --
                                                          ---------           ---------
 Earnings for computation purposes (A)...............     $  13,265           $  93,809
                                                          =========           =========
Fixed Charges:
 Interest on indebtedness, expensed or capitalized,
   including amortization of debt expense............        83,007             306,782
 Portion of rents representative of the
   interest factor...................................         2,944              11,088
                                                          ---------           ---------
Fixed Charges for computation purposes (B)...........     $  85,951           $ 317,870
Ratio of earnings to fixed charges (A)/(B)...........            --                  --
                                                          =========           =========
Deficiency of earnings available to cover fixed
 charges.............................................     $ (72,686)          $(224,061)
                                                          =========           =========
Preferred stock dividends (C)........................     $  33,216           $ 136,291
                                                          =========           =========
Ratio of earnings to fixed charges and preferred
 stock dividends (A)/(B+C)...........................            --                  --
Deficiency of earnings available to cover fixed
 charges and preferred stock dividends...............     $(105,902)          $(360,352)
                                                          =========           =========

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